EXHIBIT 32.01

  Certification of Periodic Financial Report Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350 and in connection with the quarterly report on Form 10-Q of Delta and Pine Land Company for the quarterly period ended November 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned W. Thomas Jagodinski, the President and Chief Executive Officer, hereby certifies the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Delta and Pine Land Company.

     Signature                       Title                           Date


/s/ W. Thomas Jagodinski    President, Chief Executive Officer  January 10, 2005
--------------------------- and Director
W. Thomas Jagodinski        (Principal Executive Officer)